EX-24
                              Power of Attorney


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                           SPECIAL POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that I, ROBERT E RINGLE, a legal resident of the State of Arizona, desiring to execute a SPECIAL POWER OF ATTORNEY, have made, constituted and appointed, and by these presents do make, constitute and appoint DAIN L. SCHULT a legal resident of the State of Texas, my Attorney-In-Fact for me and in my name, place and stead to do and perform the following acts, deeds, matters and things as he deems advisable in the judgment of my said Attorney-In-Fact as fully and effectually to all intents and purposes as I could do if personally present and acting:

                      REGISTRATION STATEMENT ON FORM S-8

      To execute and deliver all documents and to carry out with full power and authority every act whatsoever requisite or necessary to be done by or on behalf of the undersigned, including but not limited to the execution of the Registration Statement on Form S-8 in connection with the consummation of each and every transaction required to register with the Securities and Exchange Commission, the common stock of American Communications Enterprises, Inc. which may be issued pursuant to the American Communications Enterprises, Inc. 2000 Stock Plan.

                              GENERAL PROVISIONS

      All business transacted hereunder for me shall be transacted in my name, and all endorsements and instruments executed by my Attorney-In-Fact for the purpose of carrying out any of the foregoing powers, shall contain my name, followed by that of my Attorney-In-Fact and the designation "Attorney-In-Fact."

      I hereby ratify and confirm all lawful acts done by my said Attorney-In-Fact pursuant to this Special Power of Attorney, and I direct that this Special Power of Attorney shall continue in effect until terminated by me in writing or by operation of law.

      If the authority contained herein shall be revoked or terminated by operation of law without notice, I hereby agree for myself, executors, administrators, heirs and assigns, in consideration of my Attorney-In-Fact's willingness to act pursuant to this Special Power of Attorney, to save and hold my Attorney-In-Fact harmless from any loss suffered or any liability incurred by him in so acting after such revocation or termination without notice.

                                            /s/ Robert E. Ringle
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                                          ROBERT E RINGLE




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